AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          WEATHER SERVICES CORPORATION,

                      DATA TRANSMISSION NETWORK CORPORATION

                                       and

                        ABRY BROADCAST PARTNERS II, L.P.



                                      DATED

                                November 12, 1998



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                                TABLE OF CONTENTS


ARTICLE I

THE MERGER....................................................................1
1A.      Formation of Merger Sub.  ...........................................1
1B.      General..............................................................1
1C.      Effect on WSC Share Equivalents......................................1
1D.      Certificate of Incorporation.........................................2
1E.      Bylaws...............................................................2
1F.      Board of Directors and Officers......................................2
1G.      Name.................................................................2
1H.      Exchange Procedures..................................................2
1I.      No Further Rights; Transfer of WSC Stock.............................2

ARTICLE  II

MERGER CONSIDERATION AND CLOSING..............................................3
2A.      Merger Consideration.................................................3
2B.      Deliveries at the Closing............................................3
2C.      Closing..............................................................3
2D.      Other Closing Transactions...........................................4

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WSC.........................................4
3A.      Existence and Good Standing..........................................4
3B.      Corporate Power; Authorization; Enforceable Obligations..............4
3C.      No Defaults..........................................................4
3D.      Litigation...........................................................5
3E.      Brokers..............................................................5
3F.      Capital Stock and Related Matters....................................5
3G.      Subsidiaries; Investments.  .........................................5
3H.      Financial Statements.................................................5
3I.      Accounts Receivable..................................................6
3J.      No Material Adverse Change...........................................6
3K.      Absence of Certain Developments......................................6
3L.      Assets...............................................................7
3M.      Tax Matters..........................................................7
3N.      Contracts and Commitments............................................7
3O.      Intellectual Property Rights.........................................8
3P.      Insurance............................................................9
3Q.      Employees............................................................9
3R.      Compliance with Laws.................................................9

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3S.      Employee Benefits....................................................9
3T.      Books of Account....................................................10
3U.      Software............................................................10
3V.      Director Action.....................................................10
3W.      Net Book Deficit....................................................10

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ABRY.......................................11
4A.      Existence and Good Standing.........................................11
4B.      Limited Partnership Power; Authorization; Enforceable Obligations...11
4C.      No Defaults.........................................................11
4D.      Litigation..........................................................11
4E.      Brokers.............................................................12

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
DTN AND THE MERGER SUB.......................................................12
5A.      Incorporation.......................................................12
5B.      Corporate Action....................................................12
5C.      No Defaults.........................................................12
5D.      Brokers.............................................................13
5E.      Litigation..........................................................13

ARTICLE VI

COVENANTS OF WSC AND ABRY....................................................13
6A.      Maintenance of WSC Business until the Commencement Time.............13
6B.      Confidential Information............................................14
6C.      Efforts to Consummate...............................................14
6D.      Non-Solicitation....................................................14
6E.      Non-Competition.....................................................15
6F.      Confidentiality.....................................................15

ARTICLE VII

COVENANTS OF DTN AND THE MERGER SUB..........................................15
7A.      Confidential Information............................................15
7B.      Efforts to Consummate...............................................15
7C.      Continued Employment................................................16

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF WSC
AND WSC STOCKHOLDERS AT THE CLOSING..........................................16


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8A.      Representations, Warranties, Covenants..............................16
8B.      Sufficient Funds to Satisfy Obligations.............................17
8C.      DTN Legal Opinion...................................................17
8D.      Other...............................................................17

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF DTN AND
THE MERGER SUB AT THE CLOSING................................................17
9A.      Representations, Warranties, Covenants..............................17
9B.      WSC Legal Opinion...................................................18
9C.      ABRY Legal Opinion..................................................18
9D.      Other...............................................................18

ARTICLE X

PRECLOSING COVENANTS.........................................................18
10A.     Public Announcements................................................18
10B.     WSC Stockholder Meeting.............................................18
10C.     Management and Consulting Agreement.................................18

ARTICLE XI

TERMINATION..................................................................20
11A.     Termination.........................................................20
11B.     Effect of Termination...............................................20
11C.     Waiver of Right to Terminate........................................20

ARTICLE XII

ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING...............................21
12A.     Survival of Representations and Warranties..........................21
12B.     Mutual Assistance and Records.......................................21
12C.     Access..............................................................21
12D.     Expenses............................................................21
12E.     Taxes; Recording Charges............................................21
12F.     Indemnification  by ABRY............................................21

ARTICLE XIII

MISCELLANEOUS................................................................23
13A.     Amendment and Waiver................................................23
13B.     Notices.............................................................24
13C.     Assignment..........................................................25
13D.     Severability........................................................25
13E.     No Strict Construction..............................................25


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13F.     Captions............................................................25
13G.     Third Parties.......................................................25
13H.     Complete Agreement..................................................25
13I.     Counterparts........................................................25
13J.     Governing Law.......................................................26
13K.     Specific Performance................................................26


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                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into on November 12, 1998 by and among Weather Services Corporation, a Massachusetts corporation ("WSC"), Data Transmission Network Corporation, a Delaware corporation ("DTN"), on behalf of itself and a subsidiary to be formed by it pursuant to Section 1A below, and ABRY Broadcast Partners II, L.P., a Delaware limited partnership ("ABRY").

      WHEREAS, WSC is engaged in the business of compiling, marketing and distributing meteorological information for the purpose of weather forecasting (the "WSC Business"); and

      WHEREAS, DTN desires to acquire the capital stock of WSC by means of a merger; and

      NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1A. Formation of Merger Sub. On or prior to November 18, 1998, DTN will form a wholly-owned Subsidiary which will be a Massachusetts corporation. Such Subsidiary will be the "Merger Sub" referred to in this Agreement. DTN will cause such Subsidiary to become a party to this Agreement by executing and delivering to WSC a counterpart thereof.

      1B. General. Upon and subject to the terms and conditions stated in this Agreement, on the Closing Date, effective as of the Effective Time, the Merger Sub will merge with and into WSC in accordance with the terms and conditions of this Agreement. WSC will be the corporation which survives such merger (the "Merger") and in such capacity is sometimes referred to in this Agreement as "Post-Merger WSC."

      1C. Effect on WSC Share Equivalents. Immediately after the Closing, subject to the terms and conditions of this Agreement (1) the Merger will be effected by filing Articles of Merger with the Secretary of the State of Massachusetts; (2) each WSC Share Equivalent outstanding at the Effective Time, by said occurrence and with no further action on the part of the holder thereof, will be transformed and converted into the right to receive the Merger Consideration for such WSC Share Equivalent, without interest or any similar payment thereon or with respect thereto, upon surrender of the certificate representing such WSC Share Equivalent; (3) each share of common stock of the Merger Sub outstanding immediately prior to the Effective Time will, by said occurrence and with no further action on the part of the holder thereof, be transformed and converted into one share of common stock of Post-Merger WSC, so that immediately thereafter DTN will be the sole and exclusive owner of all equity securities of Post-Merger WSC; and (4) Post-Merger WSC will be the owner

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of the business, assets, rights, privileges,  immunities, powers, franchises and other attributes of WSC and the Merger Sub.

      1D. Certificate of Incorporation. Immediately after the Effective Time, the certificate of incorporation of Post-Merger WSC will be the certificate of incorporation of the Merger Sub as in effect immediately prior to the Effective Time.

      1E.  Bylaws.   Immediately   after  the  Effective  Time,  the  bylaws  of
Post-Merger WSC will be the bylaws of the Merger Sub as in effect immediately prior to the Effective Time.

      1F. Board of Directors and Officers. The board of directors and officers of the Merger Sub immediately prior to the Effective Time will be the board of directors and the officers, respectively, of Post-Merger WSC immediately after the Effective Time, and such individuals will serve in such positions for the respective terms in accordance with the bylaws of Post-Merger WSC until their respective successors are elected and qualified.

      1G. Name. The name of Post-Merger WSC will be designated by DTN.

      1H. Exchange Procedures. At or after the Closing, each holder of record of WSC Share Equivalents will deliver to Post-Merger WSC for cancellation the certificate(s) representing such WSC Share Equivalents (the "Old WSC Certificates"). Upon surrender of any Old WSC Certificate for cancellation, subject to the provisions of this Agreement, (a) the holder of such Old WSC Certificate will receive in exchange therefor the Merger Consideration for the WSC Share Equivalents represented by such Old WSC Certificate, and (b) such Old WSC Certificate will be canceled. Until surrendered as contemplated by this
Section 1H, each Old WSC Certificate will, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Old WSC Certificate, the Merger Consideration for the WSC Share Equivalents represented by such Old WSC Certificate. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be one share of common stock of the surviving corporation, with the same rights, powers and privileges as such share of common stock of the Merger Sub immediately prior to the Effective Time.

      1I. No Further Rights; Transfer of WSC Stock. The Merger Consideration paid for any WSC Share Equivalent in accordance with the terms of this Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to such WSC Share Equivalent. At the Effective Time, the stock transfer books of WSC will be closed and no transfer of WSC Share Equivalents will thereafter be made.

                                   ARTICLE II

                        MERGER CONSIDERATION AND CLOSING

      2A. Merger Consideration.

          (1) Amount for all WSC Share Equivalents in the Aggregate. Subject to the terms and conditions of this Agreement, the "Merger Consideration" for

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      all  WSC  Share   Equivalents  shall  be  warrants  (the  "DTN  Warrants")
      representing the right to purchase twenty thousand (20,000) shares of common stock of DTN in the aggregate at a price of $34 per share in accordance with the terms and conditions of one or more Common Stock Purchase Warrant certificates substantially in the form attached as
      Exhibit 2A hereto, which will be issued solely to accredited investors (as that term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). The DTN Warrants will be issued on the Closing Date and will expire on the seventh anniversary of the Closing Date.

          (2) Amount for any Particular WSC Share Equivalent. With respect to any particular WSC Share Equivalent, the "Merger Consideration" means the portion of the aggregate Merger Consideration for all WSC Share Equivalents which is equal to the amount that the holder of such WSC Share Equivalent would receive in respect of such WSC Share Equivalent if:

                (a) all WSC Rights (other than WSC's Series C Preferred Stock) outstanding immediately prior to the Effective Time were converted into or exercised or exchanged for WSC Shares to the fullest extent permitted by the terms of such WSC Rights, immediately prior to the Effective Time, and

                (b) WSC thereafter distributed to the holders of the WSC Shares outstanding immediately prior to the Effective Time (after giving effect to the conversions, exercises and exchanges referred to in clause (a) above), in accordance with the provisions of its articles of organization, an amount equal to the aggregate Merger Consideration for the WSC Share Equivalents,

      reduced, in the case of any WSC Right, by the exercise price (if any) payable upon the exercise of such WSC Right as described in clause (a) above. For purposes of this Section 2A(2), each DTN Warrant will be deemed to have a value of $1.00.

      2B. Deliveries at the Closing. All actions on the Closing Date will be deemed to occur simultaneously, and no document or payment to be delivered or made on the Closing Date will be deemed to be delivered or made until all such documents and payments are delivered or made to the reasonable satisfaction of WSC, the Merger Sub and their respective legal counsel.

      2C. Closing. Subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will occur at the offices of Kirkland & Ellis, in New York, New York, at 10:00 a.m. on the first business day after all conditions precedent set forth in this Agreement have been satisfied or at such other time and/or place as the parties shall agree, but in no event later than December 11, 1998 (the "Closing Date").

      2D. Other Closing Transactions. At the Closing, Post-Merger WSC will pay in full all principal and interest owing under the Loan Agreements as of the Closing Date and all accrued management fees under the Management Agreement as of the Commencement Time and expense reimbursements owed to ABRY as of the Closing Date, after giving effect to the forgiveness and annulment described in the following sentence. At the Closing, the Management Agreement will be terminated and all other liabilities of WSC to ABRY will be forgiven and

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annulled,  to the extent that the existence of such liabilities  would cause the net book deficit of WSC, as defined in Section 3W, to be greater than $3,000,000. In addition, at the Closing, Post-Merger WSC will pay to Peter R. Leavitt the sum of $102,105 and to Michael S. Leavitt the sum of $42,292, representing the full amount of all salaries, severance or reimbursement for expenses accrued or owing to Peter R. Leavitt and Michael S. Leavitt, respectively. DTN will cause Post-Merger WSC to pay all of the foregoing amounts at the Closing.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF WSC

      In order to induce DTN to enter into this Agreement, WSC represents and warrants to DTN and to the Merger Sub that, except as set forth on the attached Exceptions Schedule:

      3A. Existence and Good Standing. WSC is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of the Commonwealth of Massachusetts. WSC has the power and authority to own, lease and operate its property and to carry on its business as now being conducted and to own or lease the assets owned or leased by it. WSC is duly qualified or licensed, or otherwise in good standing, to do business in each jurisdiction in which it owns or leases properties, conducts operations or maintains a stock of goods, with full power and authority to carry on the business in which it is engaged and to execute and deliver and carry out the transactions contemplated by this Agreement.

      3B. Corporate Power; Authorization; Enforceable Obligations. Subject to obtaining requisite approval of its stockholders (which approval will be obtained prior to the Closing), WSC has, and on the Closing Date will have, the corporate power, authority and legal right to execute, deliver and perform this Agreement, and on the Closing Date the execution, delivery and performance of this Agreement by WSC will have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and on the Closing Date the WSC Closing Documents to which WSC will be a party will be, duly executed and delivered on behalf of WSC by its duly authorized officers or representatives or attorney-in-fact, and this Agreement constitutes, and on the Closing Date the WSC Closing Documents to which WSC will be a party when executed and delivered will constitute, the legal, valid and binding obligations of WSC, enforceable against WSC in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

      3C. No Defaults. On the Closing Date (after giving effect to all approvals and consents which have been obtained) neither the execution and delivery by WSC of this Agreement, nor the consummation by WSC of the Merger or the other transactions contemplated by this Agreement to be consummated by WSC, requires any consent under, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, or will result in the creation of any Lien (other than any Permitted Encumbrance) under, any of the terms, conditions, or provisions of any law, rule or regulation of any governmental authority, or any agreement,

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instrument,  license or permit, or of any order,  writ,  injunction or decree to which WSC is subject, or of the certificate of incorporation or bylaws of WSC.

      3D. Litigation. On the date of this Agreement, there is no litigation pending by or against, or to the knowledge of WSC threatened against, WSC which interferes in a material respect with, or could reasonably be expected to interfere in a material respect with, (a) the WSC Business as presently conducted or (b) the ability of WSC or the WSC Stockholders to carry out the transactions contemplated to be carried out by them pursuant to this Agreement, and at the Commencement Time, no such pending or threatened litigation will have or will reasonably be expected to have such effect.

      3E. Brokers. There is no broker or finder or other Person who would have any valid claim against WSC for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of, or action taken by, WSC, the Merger Sub or any Affiliate of any of them.

     3F. Capital Stock and Related Matters. As of the Closing, WSC shall not have outstanding any securities convertible or exchangeable for any shares of its capital stock, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. As of the Closing, WSC shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Closing, all of the outstanding shares of WSC's capital stock shall be validly issued, fully paid and nonassessable.

     3G. Subsidiaries; Investments. WSC does not own or hold any rights to acquire any shares of stock or any other security, interest or investment in any other Person, and WSC has never had any Subsidiary.

     3H. Financial Statements. Attached hereto as Exhibit 3H are the following financial statements:

     (i) the balance sheet of WSC as of December 31, 1997 and the related statements of income and cash flows for the twelve-month period then ended, reviewed by its independent accounting advisors, Price Waterhouse Coopers; and

     (ii) the unaudited balance sheet of WSC as of September 30, 1998 (the "Latest Balance Sheet"), for the nine-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) was accurate and complete in all material respects as of the date thereof, is consistent with the books and records of WSC (which, in turn, are accurate and complete) and has been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") (except, in the case of the Latest Balance Sheet, for the absence of footnotes and year-end adjustments).

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     3I. Accounts Receivable. The uncollected accounts receivable of WSC arising from the WSC Business prior to the Commencement Time (the "Accounts Receivable") will be valid and genuine and will have arisen solely out of bona fide sales and deliveries of goods, the performance of services and other business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable will not be subject to valid defenses, set-offs or counterclaims and will be collectible during the period ending eleven months after the Closing Date at the full recorded amount thereof.

     3J. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no change or event which has had a Material Adverse Effect.

     3K. Absence of Certain Developments.

     (i) Except as expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, WSC has not:

                (a) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities;

                (b) sold, assigned or transferred any of its material assets, except in the ordinary course of business, or canceled any debts or claims;

                (c) sold, assigned or transferred any material Intellectual Property Rights;

                (d) suffered any extraordinary losses or waived any rights of value;

                (e) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                (f) made any charitable contributions or pledges in excess of $2,000 in the aggregate; or

                (g) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance.

      (ii) WSC has not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

      3L. Assets. WSC has good and marketable title to, or a valid leasehold interest in, the material properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all consensual Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto). WSC's buildings, equipment and other material tangible assets are fit

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for use in the ordinary  course of business.  WSC owns, or has a valid leasehold interest in, all assets necessary for the conduct of its respective businesses as presently conducted and as presently proposed by WSC to be conducted.

      3M. Tax Matters.

          (1) WSC has filed all material tax returns which it is required to file under applicable laws and regulations; all such tax returns are complete and correct in all material respects; WSC has not waived any statute of limitations with respect to any taxes or agreed to any extension of time with respect to any tax assessment or deficiency; the federal income tax returns of WSC have been audited and closed for all tax years through December 31, 1992; WSC has received no notice and does not have reason to believe that any foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or are being conducted with respect to WSC, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by WSC from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning WSC's tax liability with any foreign, federal, state or local taxing authority.

          (ii) WSC has not made an election under ss.341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). WSC is not liable for the Taxes of another Person under (a) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. WSC is not a party to any tax sharing agreement. WSC has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Code ss.280G.

      3N.  Contracts and Commitments.

          (ii) The attached Exceptions Schedule lists all material contracts to which WSC is a party.

          (ii) To WSC's knowledge, all of the contracts, agreements and instruments listed on the Exceptions Schedule are valid, binding and enforceable in accordance with their respective terms. Except as would not have a Material Adverse Effect: (a) WSC has performed all obligations required to be performed by it under the contracts, agreements and instruments listed on the Exceptions Schedule and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument listed on the Exceptions Schedule; (b) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by WSC under any contract, agreement or instrument listed on the Exceptions Schedule; (c) WSC does not have any present expectation or intention of not fully performing all such obligations; and (d) WSC does not have knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment listed on the Exceptions Schedule.

                                       12
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



          (iii) DTN's special counsel has been supplied with or has had access to a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Exceptions Schedule, together with all amendments, waivers or other changes thereto.

      3O.  Intellectual Property Rights.

          (i) WSC owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of WSC as presently conducted and as presently proposed to be conducted (the "Required Intellectual Property"), free and clear of all consensual Liens. Since the date of the Latest Balance Sheet, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by WSC has not had a Material Adverse Effect, and no such loss or expiration is, to WSC's knowledge, threatened or pending. WSC has taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which it owns.

          (ii) There have been no claims made against WSC asserting the invalidity, misuse or unenforceability of any Required Intellectual Property, and, to WSC's knowledge, there are no grounds for the same. WSC has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to Required Intellectual Property (including, without limitation, any demand or request that WSC license any rights from a third party), the conduct of WSC's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, in each case to the extent that the results of such conduct would cause a Material Adverse Effect. To WSC's knowledge, the Intellectual Property Rights owned by or licensed to WSC have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no adverse effect on WSC's right, title and interest in and to the Required Intellectual Property.

          (iii) The Exceptions Schedule lists all patents, trademarks, service marks, trade names, and copyrights used in the WSC Business that are registered by WSC or for which applications for registration are pending.

      3P. Insurance. WSC is not in default with respect to its obligations under any insurance policy maintained by it.

      3Q. Employees. WSC has complied with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and WSC is not aware that it has any labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or grievances). Neither WSC nor,


                                       13
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to  WSC's  knowledge,  any of  its  employees  is  subject  to  any  noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of WSC, except for agreements between WSC and its present and former employees. WSC has not employed more than one-hundred (100) employees on a full-time basis at any given time since March 1, 1998.

      3R. Compliance with Laws. WSC has not violated any law or any governmental regulation or requirement which violation has had or would have a Material Adverse Effect, and WSC has not received notice of any such violation. WSC is not subject to, nor has reason to believe it may become subject to, any liability (contingent or otherwise) or corrective or remedial obligation arising under any Environmental and Safety Requirements which has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, (i) WSC has obtained all permits, licenses and authorizations required under, and have complied with, all Environmental and Safety Requirements, (ii) no notice has been received by WSC regarding any violation of, or any claim, liability or corrective or remedial obligation under, any Environmental and Safety Requirements and (iii) no facts or circumstances exist with respect to the past or present operations or facilities of WSC which would give rise to a liability or corrective or remedial obligation under any Environmental and Safety Requirements.

      3S.  Employee Benefits.

          (1) The Exceptions  Schedule contains an accurate and complete list of
      (a) each "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by WSC and (b) each other retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, fringe benefit, hospitalization or other medical, disability, life or other insurance, and any other welfare benefit maintained by WSC for the benefit of any present or former employee, officer or director of WSC, other than any such plan which is solely discretionary. Each such item listed on the Exceptions
      Schedule is referred to herein as a "Benefit Plan." None of the Benefit Plans is a defined benefit pension plan or a Multi-employer plan.

          (2) Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Benefit Plan is qualified under
      Section 401(a) of the Code, and nothing has occurred since the date of such determination that could adversely affect the qualification of such Benefit Plan.

          (3) Except as would not have a Material Adverse Effect: (a) each Benefit Plan has been maintained, funded and administered in compliance with its respective terms and in compliance in all material respects with all applicable laws and regulations, including ERISA and the Code; and (b) there are no pending or threatened actions, suits, investigations or claims with respect to any Benefit Plan (other than routine claims for benefits) which could result in liability to WSC (whether direct or indirect). WSC has complied with the health care continuation requirements of Part 6 of Title I of ERISA.


                                       14
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




      3T. Books of Account. The books, records and accounts of WSC maintained with respect to the WSC Business accurately and fairly reflect, in all material respects, the transactions and the assets and liabilities of WSC with respect to the WSC Business. WSC has not engaged in any material transaction with respect to its business operations, maintained any bank account for the WSC Business or used any of the funds of WSC in the conduct of the WSC Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the WSC Business.

      3U. Software. Any software used by WSC in the conduct of the WSC Business and not licensed from third parties has been developed entirely by the employees of WSC during the time they were employees only of WSC and does not include any inventions of the employees made prior to the time such employees became employees of WSC nor any intellectual property of any previous employer of such employee. With respect to any software used by WSC in the conduct of the WSC Business and licensed by WSC for such use from third parties, WSC is in material compliance with obligations arising under all related licensing agreements with such third parties.

      3V. Director Action. The Board of Directors of WSC (at a meeting duly called and held or otherwise by valid consent) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of WSC and the WSC Stockholders, (b) approved this Agreement and the transactions contemplated hereby, and (c) directed that the Merger be submitted for consideration by the WSC Stockholders.

      3W. Net Book Deficit. As of the Commencement Time, the "net book deficit" of WSC will not be greater than $3,000,000; provided that the "net book deficit" of WSC at any time means the amount by which WSC's total liabilities at such time exceeds the amount of WSC's total assets at such time, in each case, as determined in accordance with GAAP (except for the absence of year-end adjustments). For purposes of determining the net book deficit, all Accounts Receivable will be valued at their respective face amounts, without allowance for uncollectible or doubtful accounts. In the event that the net book deficit is greater than $3,000,000 at the Commencement Time, the amount that Post-Merger WSC will pay to ABRY at Closing pursuant to Section 2D will be reduced in an amount equal to the amount by which the net book deficit exceeds $3,000,000.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ABRY


      In order to induce DTN to enter into this Agreement, ABRY represents and warrants to DTN and to the Merger Sub as follows:

      4A. Existence and Good Standing. ABRY is a limited partnership duly organized, validly existing and, where applicable, in good standing under the laws of the State of Delaware. ABRY has the power and authority to own, lease and operate its property and to carry on its business as now being conducted and to own or lease the assets owned or leased by it. ABRY is duly qualified or licensed, or otherwise in good standing, to do business in each jurisdiction in

                                       15
which it owns or leases properties, conducts operations or maintains a stock of goods, with full power and authority to carry on the business in which it is engaged and to execute and deliver and carry out the transactions contemplated by this Agreement.

      4B. Limited Partnership Power; Authorization; Enforceable Obligations. ABRY has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by ABRY has been duly authorized by all necessary action by the limited partnership and its partners. This Agreement has been duly executed and delivered on behalf of ABRY by its duly authorized officers or representatives or attorney-in-fact, and this Agreement constitutes the legal, valid and binding obligations of ABRY, enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

      4C. No Defaults. On the Closing Date (after giving effect to all approvals and consents which have been obtained) neither the execution and delivery by ABRY of this Agreement, nor the consummation by ABRY of the Merger or the other transactions contemplated by this Agreement to be consummated by ABRY, requires any consent under, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, or will result in the creation of any Lien (other than any Permitted Encumbrance) under, any of the terms, conditions, or provisions of any law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or of any order, writ, injunction or decree to which ABRY is subject, or of the certificate of partnership or the partnership agreement of ABRY.

      4D. Litigation. On the date of this Agreement, there is no litigation pending by or against, or to the knowledge of ABRY threatened against, ABRY which interferes in a material respect with, or could reasonably be expected to interfere in a material respect with, (a) the WSC Business as presently conducted or (b) the ability of WSC to carry out the transactions contemplated to be carried out by them pursuant to this Agreement, and at the Commencement Time, no such pending or threatened litigation will have or will reasonably be expected have such effect.

      4E. Brokers. There is no broker or finder or other Person who would have any valid claim against WSC for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of, or action taken by, WSC, the Merger Sub or any Affiliate of any of them.



                                       16

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                             DTN AND THE MERGER SUB

      DTN and the Merger Sub, jointly and severally, represent and warrant as follows:

      5A. Incorporation. DTN is a corporation duly organized, validly existing, and in good standing (or has comparable active status) under the laws of the State of Delaware, and DTN has the corporate power and authority to enter into and consummate the transactions contemplated by this Agreement. From and after the time it is formed, the Merger Sub will be a corporation duly organized, validly existing, and in good standing (or has comparable active status) under the laws of the Commonwealth of Massachusetts and will have the corporate power and authority to enter into and consummate the transactions contemplated to be consummated by this Agreement.

      5B. Corporate Action. Each action necessary to be taken by or on the part of either DTN or the Merger Sub in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby and necessary to make the same effective will be duly and validly taken by, and be effective at, the time by which such action is required to be taken. This Agreement has been duly and validly authorized, executed, and delivered by each of DTN and the Merger Sub and constitutes a valid and binding agreement, enforceable against each of them in accordance with and subject to its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

      5C. No Defaults. On the Closing Date (after giving effect to all approvals and consents which have been obtained), neither the execution and delivery by DTN or the Merger Sub of this Agreement, nor the consummation by DTN or the Merger Sub of the Merger and the other transactions contemplated by this Agreement, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions, or provisions of any law, rule or regulation of any governmental authority, or any license or permit, or of any order, writ, injunction or decree to which DTN or the Merger Sub is subject, or of DTN's or the Merger Sub's certificate of incorporation or by-laws or similar organizational documents, or of any material contract, agreement, or instrument to which DTN or the Merger Sub is a party or by which DTN or the Merger Sub is bound.

      5D. Brokers. There is no broker or finder or other Person what would have any valid claim against DTN or against the Merger Sub for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of, or action taken by, DTN, the Merger Sub or any Affiliate of any of them.

      5E. Litigation. On the date of this Agreement, there is no litigation pending by or against, or to DTN's or the Merger Sub's knowledge threatened against, DTN or the Merger Sub which interferes in a material respect with, or could reasonably be expected to interfere in a material respect with the ability of DTN or of the Merger Sub to carry out the transactions contemplated to be

                                       17
carried out by them pursuant to this Agreement and at the Commencement Time, no such pending or threatened litigation will have or will reasonably be expected to have such effect.

      5F. Collection of Accounts Receivable. Following the Commencement Time, DTN and the Merger Sub shall use their respective best efforts to collect any and all Accounts Receivable provided that DTN and Post-Merger WSC will not be required to use greater efforts than those employed by WSC prior to the Commencement Time. All collections from any Person who is a debtor with respect to an Account Receivable will be applied in the chronological order of the respective due dates of the amounts owing by such Person to WSC, DTN and Post-Merger WSC (i.e., to the oldest unpaid amount first), unless such Person indicates in writing that a payment is to be applied in another, specified manner (in which case such payment will be applied in the manner specified). From the Commencement Time and through the eleven months after the Closing Date, none of DTN, Post-Merger WSC or ABRY will directly or indirectly encourage any such debtor to specify that any payment by such debtor to any of them be applied in any manner other than in the chronological manner described above. In the event that DTN or Post-Merger WSC makes a claim for indemnification under
Section 12F arising out of a breach of a representation or warranty set forth in
Section 3I, to the extent that any Accounts Receivable remain uncollected after eleven months following the Closing Date, DTN and the Merger Sub will assign to ABRY (for the benefit of the WSC Stockholders) the right to collect all such uncollected Accounts Receivable and to exercise all rights and remedies in connection thereto. DTN and the Merger Sub promptly will turn over to ABRY the proceeds of all collections in respect of the Accounts Receivable received after such eleven-month period, and the net proceeds of such collections received by ABRY will constitute additional Merger Consideration.


                                   ARTICLE VI

                            COVENANTS OF WSC AND ABRY

      6A. Maintenance of WSC Business until the Commencement Time

          (1) Operation in Ordinary Course . Until the Commencement Time, WSC will use reasonable efforts to (a) continue to carry on the WSC Business, keep the books of account, records, and files of WSC, and realize upon the Accounts Receivable of WSC, in the ordinary and usual course, in a manner which is consistent with its past practices, and (b) timely file (taking into account any extensions of which WSC or any of its Subsidiaries may avail itself) federal, state, local and foreign Tax Returns and Tax reports required to be filed by WSC or any of its Affiliates.

          (2) Access Generally. From time to time at the request of DTN, WSC will give or cause to be given to the officers, employees, accountants, counsel, and representatives of DTN:

                (a) access (in the presence of any representative designated by WSC, at WSC's option), upon reasonable prior notice, during normal business hours, to all facilities, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts,

                                       18
          commitments, records, equipment, machinery, fixtures, furniture, vehicles, accounts payable and receivable, and inventories of WSC (but, in any event, not personnel, unless WSC otherwise consents) related to the WSC Business; and

                (b) all such other information in WSC's and its Affiliates' possession concerning the WSC Business as DTN may reasonably request, in each case at DTN's expense; provided that the foregoing does not disrupt or interfere with the business and operations of WSC in any material respect.

      6B. Confidential Information. If for any reason the transactions contemplated in this Agreement are not consummated, WSC will not use or disclose to any Person (except to its agents, representatives and advisors, to its lenders and security holders and their respective agents, representatives and advisors, or as may be required by any applicable law) any confidential information received from DTN or any of their respective agents, representatives and advisors (each a "disclosing party" for purposes of this Section 6B) in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement.

      6C. Efforts to Consummate. Subject to the provisions of this Agreement, WSC and ABRY will each use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Articles VIII and IX to be fulfilled and cause the Merger and the other transactions contemplated by this Agreement in connection with the Merger to be fully carried out. In addition, promptly after WSC (prior to the Commencement Time) or ABRY (prior to the Closing) becomes aware of any fact of circumstance which constitutes or would constitute a breach of any representation or warranty of WSC, DTN, ABRY or the Merger Sub set forth in this Agreement, WSC or ABRY will give DTN notice thereof.

      6D. Non-Solicitation. From the date of this Agreement until the Closing or the earlier termination of this Agreement, ABRY will not, and will not cause (and will use reasonable efforts not to permit) any of its Subsidiaries, Affiliates, directors, officers, employees, representatives or agents to, directly or indirectly solicit, or initiate, entertain or enter into any discussions or transactions with, or encourage or provide any information to, any Person (other than any Person described in Section 6B), concerning any sale of any of the assets of WSC or of its Affiliates or any merger, stock acquisition or similar transaction involving WSC or its Affiliates; provided that nothing in this Section 6D will prohibit ABRY from furnishing, or causing or permitting any other Person to furnish, information concerning WSC or its Affiliates to any governmental authority or court of competent jurisdiction or any other Person as may be required by law.

      6E. Non-Competition. ABRY covenants and agrees, as an inducement to DTN to enter into this Agreement and to consummate the transactions contemplated herein, that for a period of three years following the Closing Date neither ABRY nor any Affiliate of ABRY (for so long but only for so long as it remains an Affiliate of ABRY) will, directly or indirectly, carry on or participate in the ownership, management or control of, or license Intellectual Property to be used in a manner competitive with the WSC Business by, any business enterprise that competes anywhere in the world with the WSC Business as it is being conducted on the Closing Date; provided that this Section 6E will not prohibit ABRY or any

                                       19

Affiliate of ABRY from owning less than 10% of the common stock of any publicly-traded company or from owning any interest in, managing, controlling or participating in the management or control of, or licensing any Intellectual Property to, any business enterprise that so competes but the primary business of which is not the WSC Business.

      6F. Confidentiality. After the Closing, ABRY shall continue to maintain the confidentiality of all information, documents and materials relating to the WSC Business which remain in ABRY's possession, except to the extent disclosure of any such information is (a) required by law, (b) authorized by DTN or (c) reasonably occurs in connection with disputes over, or arising under, the terms of this Agreement. In the event that ABRY reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 6F, ABRY will (a) provide DTN with prompt notice before such disclosure in order that DTN may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (b) cooperate with DTN in attempting to obtain such order or assurance. The provisions of this Section 6F shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by ABRY or its Affiliates.


                                   ARTICLE VII

                       COVENANTS OF DTN AND THE MERGER SUB

      7A. Confidential Information. If for any reason the transactions contemplated in this Agreement are not consummated, each of DTN and the Merger Sub will not use or disclose to any Person (except to its agents, representatives and advisors, to its lenders and their respective agents, representatives and advisors, or as may be required by any applicable law) any confidential information received from WSC, any of its Affiliates, or any of their respective agents, representatives and advisors (each a "disclosing party" for purposes of this Section 7A) in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement.

      7B. Efforts to Consummate. Subject to the provisions of this Agreement, each of DTN and the Merger Sub will use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Articles VIII and IX to be fulfilled and cause the Merger and the transactions contemplated by this Agreement in connection with the Merger to be fully carried out. In addition, promptly after DTN or the Merger Sub becomes aware prior to the Closing of any fact or circumstance which constitutes or would constitute a breach of any representation or warranty of DTN, the Merger Sub, WSC or ABRY set forth in this Agreement, DTN will give ABRY notice thereof.

      7C. Continued Employment. WSC or the Merger Sub, in its capacity as Post-Merger WSC after the Effective Time, will pay to each Person who is a common law employee of WSC at the Commencement Time and to whom it does not offer continued employment after the Closing Date at the same rate of base pay

                                       20
and the other terms and conditions applicable to such employment at such time, severance compensation in the form of a payment equal to one (1) week's base pay, and DTN and the Merger Sub agree to indemnify and hold harmless the WSC
Stockholders and the present and former officers, directors, employees and agents of each of the WSC Stockholders and their respective Affiliates in respect of any loss, liability, cost, damage, claim or expense which may be incurred by or asserted against any of them arising out of or relating to any failure or refusal to so employ any such Person (including any change in any term or condition of such employment), or the termination of the employment of any such Person, at or after the Closing Date. Without limiting the foregoing indemnity, it is acknowledged that such employees will continue to be at-will employees, and the respective employers may terminate their employment or change their terms of employment at will, and/or WSC, Post-Merger WSC or their respective Affiliates may cover such employees under existing or new benefit plans, programs, and arrangements, and may amend or terminate the terms of any such plans, programs, or arrangements at any time (in each case, without reducing the indemnity obligation set forth in the preceding sentence). No employee or beneficiary of WSC, Post-Merger WSC or their respective Affiliates may sue to enforce the terms of this Agreement, including specifically this
Section 7C, and no such employee or beneficiary shall be treated as a third party beneficiary of this Agreement.


                                  ARTICLE VIII

                      CONDITIONS TO THE OBLIGATIONS OF WSC
                       AND WSC STOCKHOLDERS AT THE CLOSING

      The obligation of WSC and to the WSC Stockholders to consummate the Merger is, at WSC's and the WSC Stockholders' option, subject to the fulfillment of the following conditions at the time of the Closing:

      8A.  Representations, Warranties, Covenants.

          (1) Each of the representations and warranties of DTN and the Merger Sub set forth in Article V, considered without regard to any materiality qualifiers contained therein, will be deemed to be made again at and as of the time of the Closing, and taken as a whole such representations and warranties, as so remade, will be true and accurate in all material respects, except to the extent of deviations therefrom permitted or contemplated by this Agreement; and

          (2) each of DTN and the Merger Sub will in all material respects have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the time of the Closing, taken as a whole (other than the delivery of the Merger Consideration for the WSC Share Equivalents and the payments described in
      Section 2D).

      8B. Sufficient Funds to Satisfy Obligations. WSC will have received evidence which is reasonably satisfactory to WSC to the effect that the Merger Sub will have the funds described in Section 2D.

                                       21

      8C. DTN Legal Opinion. WSC and ABRY shall have received an opinion from Abrahams, Kaslow, & Cassman (or another firm reasonably acceptable to WSC and ABRY), counsel to DTN and the Merger Sub, dated the Closing Date, substantially in the form of the attached Exhibit 8C and otherwise reasonably satisfactory to WSC and ABRY.

      8D. Other. The Merger will have been approved by the requisite members of the board of directors and stockholders of the Merger Sub.

                                   ARTICLE IX

                    CONDITIONS TO THE OBLIGATIONS OF DTN AND
                          THE MERGER SUB AT THE CLOSING

      The obligations of the Merger Sub to pay the Merger Consideration for the WSC Share Equivalents and consummate the Merger on the Closing Date are, at the Merger Sub's option, subject to the fulfillment of the following conditions at the time of the Closing:

      9A. Representations, Warranties, Covenants.

          (1) Each of the representations and warranties of WSC and ABRY set forth in Article III (other than Sections 3I or 3W) and Article IV, considered without regard to any materiality qualifiers contained therein, will be deemed to be made again at and as of the Commencement Time (or at the time of the Closing, in the case of the representations and warranties set forth in Section 3B), and taken as a whole such representations and warranties, as so remade, will be true and accurate, except to the extent of deviations therefrom which are permitted or contemplated by this Agreement or which, in the aggregate, do not constitute and have not caused a Material Adverse Change;

          (2) WSC will in all material respects have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing, taken as a whole; and

          (3) ABRY will in all material respects have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the time of the Closing, taken as a whole.

      9B. WSC Legal Opinion. DTN and the Merger Sub shall have received an opinion from Lucash Gesmer & Updegrove (or another firm reasonably acceptable to DTN), counsel to WSC, dated the Closing Date, substantially in the form of the attached Exhibit 9B and otherwise reasonably satisfactory to DTN.

      9C. ABRY Legal Opinion. DTN and the Merger Sub shall have received opinions from Testa, Hurwitz & Thibeault (or another firm reasonably acceptable to DTN), counsel to ABRY, dated the Closing Date, substantially in the form of the attached Exhibit 9C and otherwise reasonably satisfactory to DTN, with customary qualifications, exceptions and assumptions reasonably satisfactory to DTN.

                                       22

      9D. Other. The Merger will have been approved by the requisite members of the board of directors and the WSC Stockholders.


                                    ARTICLE X

                              PRECLOSING COVENANTS

      10A. Public Announcements. WSC, ABRY and DTN shall consult with each other before issuing any press releases or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

      10B.  WSC  Stockholder   Meeting.   WSC  will  serve  notice  to  all  WSC
Stockholders of a shareholder meeting to be held in connection with the transactions contemplated herein at least 20 days prior to the date of such meeting and hold such meeting in accordance with the Massachusetts Business Corporation Law. Such notice will contain a statement of the rights of dissenting shareholders in accordance with Section 87 of the Massachusetts Business Corporation Law. WSC shall notify DTN of the results of the meeting.

      10C. Management and Consulting Agreement.

          (1) Engagement. WSC, ABRY and DTN agree as follows:

                (a) As of the close of business on the date of this Agreement (the "Commencement Time"), WSC hereby engages DTN as manager of the WSC Business and as consultant thereto and DTN will provide such management and consulting services to WSC as DTN deems necessary or appropriate for the purpose of operating the WSC Business in the ordinary course until the Closing. As of the Commencement Time, DTN shall have all authority required to direct the operations of WSC Business in the ordinary course, including the authority to cause WSC to obtain funds available to WSC under the Bank Loan Agreement to be used for the purpose of managing the ordinary operations of the WSC Business; and WSC will use its best efforts to cause its employees to act in accordance with DTN's instructions given pursuant to such authority.

                (b) DTN will perform management and consulting services under this Section 10C as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither DTN nor its officers, employees or agents will be considered employees or agents of WSC, ABRY or any of their Affiliates as a result of this
          Section 10C, nor will any of them have authority to contract in the name of or bind WSC by reason of this Section 10C, or to terminate any employee of WSC, except as WSC may expressly agree in writing.

                                       23

                (c) DTN shall not be paid any fees or remuneration by WSC, ABRY or any of their Affiliates for providing management and consulting services pursuant to this Section 10C.

          (2) Liability. Neither DTN nor any of its Affiliates, stockholders, officers, employees or agents will be liable to WSC, ABRY or any of their Affiliates for Damages arising out of or in connection with the performance of services contemplated by this Section 10C, unless such Damages are a result of the gross negligence or willful misconduct of such Person; provided that if, prior to the termination of this Agreement, each of the conditions to the obligations of DTN and the Merger Sub at the Closing under Article IX is satisfied or waived and the Agreement is nonetheless terminated by DTN, DTN will reimburse WSC for all amounts borrowed under the Bank Loan Agreement after the Commencement Time, together with interest thereon at the rate provided in the Bank Loan Agreement, to the extent not paid or repaid by WSC prior to such termination. Prior to the Closing Date, DTN will not cause WSC to borrow any funds in connection with the performance of services contemplated by this Section 10C other than under the Bank Loan Agreement.

          (3) No Breach. Notwithstanding any provision to this Agreement, none of the following (i) will be deemed to constitute a breach by WSC or ABRY of any representation, warranty, covenant or agreement set forth in this Agreement or (ii) will give rise to any claim for indemnification by ABRY pursuant to Section 12F of this Agreement:

                (a) any fact or circumstance which occurs primarily as a result of any action or omission to act of DTN;

                (b) any action taken or omission to act by WSC or any of its employees, officers or directors in compliance with any direction by DTN or any representative thereof; or

                (c) any fact or circumstance which occurs primarily as a result of any item described in clause 10C(3)(b) above.

In addition, an opinion of legal counsel to WSC which is substantially in the form of the attached Exhibit 9B, except only in those respects that are consequences of items described in clauses (a), (b) and (c) above, will nonetheless be deemed to satisfy the condition set forth in Section 9B. Notwithstanding anything in this Section 10C, DTN will not have the authority prior to the Closing to take or direct WSC or any of its employees, officers or directors to take any action on WSC's behalf with respect to this Agreement (as distinct from actions relating to the conduct of the WSC Business).


                                       24

                                   ARTICLE XI

                                   TERMINATION

      11A. Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

          (1) by the mutual written consent of DTN and WSC;

          (2) by WSC, if there has been a material breach by DTN or by the Merger Sub of any material covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of WSC at the Closing and such breach has not been waived by WSC or, in the case of a covenant breach, cured by DTN or by the Merger Sub, as the case may be, on or prior to the earlier of December 11, 1998 or the tenth (10th) day after written notice thereof from WSC;

          (3) by DTN, if there has been a material breach by WSC or by ABRY of any material covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of DTN or of the Merger Sub at the Closing and such breach has not been waived by DTN or the Merger Sub or, in the case of a covenant breach, cured by WSC on or prior to December 11, 1998, or the tenth (10th) day after written notice thereof from DTN;

          (4) by either WSC or DTN if the transactions contemplated hereby have not been consummated by December 11, 1998; or

          (5) by DTN, if the WSC Stockholders have not approved the transactions contemplated hereby as required pursuant to the applicable provisions of the Massachusetts Business Corporation Law on or prior to December 11, 1998; provided, however, that neither WSC nor DTN shall be entitled to terminate this Agreement pursuant to this Section 11A if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

      11B. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 11A, all further obligations of the parties hereto under this Agreement or otherwise shall terminate without further liability or obligation of WSC, ABRY, DTN or the Merger Sub; provided, however, that no party shall be released from liability hereunder if this Agreement is terminated pursuant to Section 11A by reason of such party's breach of this Agreement, and Sections 7A and 10C(2) shall survive any termination of this Agreement.

      11C. Waiver of Right to Terminate. WSC and DTN shall be deemed to have waived their respective rights to terminate this Agreement upon the completion of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article VIII or IX hereof or any misrepresentation or breach of any warranty, covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein.

                                       25

                                   ARTICLE XII

                 ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING

      12A. Survival of Representations and Warranties. The representations, warranties, covenants and agreements of WSC and ABRY set forth in this Agreement or in any writing delivered to DTN or to the Merger Sub in connection with this Agreement shall survive the Closing to the extent provided in Section 12F.

      12B. Mutual Assistance and Records. Each of DTN and WSC agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by DTN and WSC in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. Subsequent to the Closing, ABRY and DTN, at their own cost, will assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of any Tax elections, if required, as well as any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

      12C. Access. DTN and WSC agree that after the Commencement Time WSC shall provide ABRY with reasonable access to any books, records, correspondence, files and other information retained by WSC hereunder, at ABRY's expense.

      12D.  Expenses.  DTN,  WSC and ABRY  will  pay all of  their  own fees and
expenses  in  connection  with  the  Agreement  and  the   consummation  of  the
transactions contemplated hereby.

      12E. Taxes; Recording Charges. All sales, use, transfer, stamp, conveyance, value added or other Taxes arising out of the Merger or otherwise on account of this Agreement or the consummation of the transactions contemplated hereby and all charges for or in connection with the recording of any document or instrument contemplated hereby shall be paid by the Merger Sub.

      12F. Indemnification by ABRY.

          (1) After Closing and subject to the terms and conditions set forth in this Agreement, ABRY will indemnify DTN and Post-Merger WSC (the "Indemnified Parties") against, and agrees to hold them harmless from, any and all Damages incurred or suffered by any of them, arising out of or related in any way to (i) any misrepresentation or breach of any representation, warranty or covenant of WSC or ABRY set forth in this Agreement, or the operation of the WSC Business prior to the Commencement Time, (ii) any amount owed by WSC to Peter R. Leavitt or Michael S. Leavitt, or claimed by them from WSC, or any other claim asserted by Peter
      R. Leavitt or Michael S. Leavitt against DTN or Post-Merger WSC, existing or arising out of, facts or circumstances existing at, or prior to, the Closing in excess of the $144,397 described in Section 2D, (iii) any Damages related to or in connection with the exercise of rights under Sections 86 to 98 of the Massachusetts Business Corporation Law by any WSC Stockholder who dissents from a vote to consummate the transactions

                                       26
      contemplated herein, or any liability of DTN or Post-Merger WSC as a result of the exercise of such rights or remedies and (iv) any Damages arising from or related to any claim by John C. Keelan against WSC as described in that certain demand letter, dated July 2, 1998; provided that ABRY's liability pursuant to this Section 12F will be subject to the following limitations:

                (a) ABRY will not be liable for any Damages  described in clause
          (1)(i) above unless and until the aggregate amount of all such Damages exceeds $50,000 (the "Threshold Amount"), in which event ABRY will be liable for such Damages to the extent that such aggregate amount exceeds the Threshold Amount. The Threshold Amount shall not apply to
          (i) any Taxes related to or in connection with the conduct of the WSC Business up to the Commencement Time ("Pre-Commencement Taxes"), or
          (ii) any breach of any representation or warranty set forth in Section 3I or 3W of this Agreement. ABRY will not be liable for any Damages described in clause (1)(i) above relating to any breach of any representation or warranty set forth in Section 3I of this Agreement unless and until the aggregate amount of all such Damages exceeds $60,000 (the "Receivables Threshold Amount"), in which event ABRY will be liable for such Damages to the extent such aggregate amount exceeds the Receivables Threshold Amount.

                (b) ABRY will not be liable for any Damages (other than Pre-Commencement Taxes) described in clause (1)(i) above unless DTN gives ABRY written notice asserting the misrepresentation, breach or other matter in question prior to the first anniversary of the Closing Date.

                (c) ABRY will not be liable for any Damages (other than Pre-Commencement Taxes) described in clause (1)(i) above to the extent that the aggregate amount of all Damages (other than Pre-Commencement Taxes) described in clause (1)(i) above exceeds the sum of $500,000.

In the case of any claim described in clause (1)(i), (ii), (iii) and (iv) above, Damages will include compensation for the business time spent by DTN employees to testify or be deposed as may be required by judicial process or requested by ABRY in any proceeding brought by a third party and business time spent in any related travel (such business time to be reimbursed at a rate equal to one and one-half times the rate of base pay of the employee in question) and reasonable out-of-pocket expenses incurred in connection with such required testimony, deposition or travel.

          (2) Notice of Claims. If any Person believes that it will suffer or has suffered, or will incur or has incurred, any Damages as to which a remedy may be had by it pursuant to this Section 12F, such Person shall notify ABRY promptly in writing describing such Damages, the amount thereof, if known, and the method of computation of such Damages, all with reasonable particularity.

          (3) Defense of Third Party Claims. ABRY will have the right to conduct and control through counsel of its own choosing any related third party claim, action, or suit, but DTN or Post-Merger WSC may at their election,

                                       27
      participate in the defense of any such claim, action, or suit at their own cost and expense; provided that, if ABRY fails to defend any such claim, action, or suit, then DTN or Post-Merger WSC may

                (a) defend such claim, action or suit through counsel of its own choosing such claim, action, or suit,

                (b) so long as it gives ABRY at least fifteen (15) days prior written notice of the terms of the proposed settlement thereof and permits ABRY to then undertake the defense thereof, settle such claim, action or suit, and

                (c) recover from ABRY the amount of such settlement or of any judgment and the costs and expenses of such defense.

      ABRY will not compromise or settle any such third party claim, action, or suit unless (1) as a result of such compromise or settlement, DTN and Post-Merger WSC will be released from all liability to such third party or
      (2) ABRY obtains the prior written consent of DTN and Post-Merger WSC to such compromise or settlement, which consent will not be unreasonably withheld or delayed.

          (4) Assignment of Rights Against Peter R. Leavitt and Michael S. Leavitt. At or after the Closing, DTN and Post-Merger WSC will take such actions as may be required, at ABRY's election, either to assign to ABRY or otherwise permit ABRY to have, the right to pursue all remedies that WSC may have against Peter R. Leavitt or Michael S. Leavitt existing or arising out of any fact or circumstance existing at or prior to the Closing (including any claim for any breach of representation or warranty or fraud in connection with transactions consummated on or about January 22, 1997), and (if such assignment has not occurred) ABRY will have the right to commence, conduct and control through counsel of its own choosing any claim, action or suit in connection with the pursuit of such remedies. Any such assignment or other action by DTN and/or Post-Merger WSC will be at ABRY's request and expense at or any time after Closing. Without limiting the foregoing, DTN and Post-Merger WSC agree that ABRY will be entitled to exercise such rights or pursue such remedies in the name of DTN and/or Post-Merger WSC and that ABRY will be entitled to all proceeds resulting from any such remedy, less any reasonable expenses (including any Tax) incurred by DTN or Post-Merger WSC in connection with the pursuit of such remedies (which expenses will be reimbursed by ABRY in any event).

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13A. Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived, only if such amendment or waiver is set forth in a writing executed by WSC, DTN and ABRY. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. No

                                       28
waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. The remedies provided herein are cumulative and not exclusive of any remedies available at law or in equity.

      13B. Notices. All notices, demands and other communications to be given or delivered to DTN, the Merger Sub, WSC or ABRY under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier, or mailed by first class mail, return receipt requested, to the address indicated below (unless another address is so specified in writing):

      Notices to WSC:
      ---------------

      Weather Services Corporation
      c/o ABRY Partners, Inc.
      18 Newbury Street
      Boston, Massachusetts 02116
      Attention: P. Koenig

      With a copy (which will not constitute notice) to each of:

      Lucash Gesmer & Updegrove
      40 Broad Street
      Boston, MA 02109-4310
      Attention: William Contente, Esq.

      Notices to ABRY:
      ----------------

      c/o ABRY Partners, Inc.
      18 Newbury Street
      Boston, MA  02116
      Attention:  P. Koenig

      with a copy (which will not constitute notice) to:

      Kirkland & Ellis
      Citicorp Center
      153 East 53rd Street
      New York, New York 10022-4675
      Attention: J. Kuehn, Esq.

      Notices to DTN, the Merger Sub or Post-Merger WSC:
      --------------------------------------------------

      Data Transmission Network Corporation
      9110 West Dodge Road, Suite 200
      Omaha, Nebraska 68114
      Attention: G.T. Sloma

                                       29
      with a copy (which will not constitute notice) to:

      Abrahams, Kaslow & Cassman
      8712 West Dodge Road
      Suite 300
      Omaha, NE         68114-3419
      Attention:        M.M. Lofgren, Esq.

      13C. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by WSC, DTN or Post-Merger WSC, except that DTN or Post-Merger WSC may assign its rights under this Agreement and any of the provisions hereof, as collateral security to any lender, in connection with the sale of the business or assets of Post-Merger WSC, or to any Affiliate of DTN.

      13D. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      13E. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.

      13F. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

      13G. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including but without limitation any investors of DTN or WSC or employees of WSC.

      13H. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

      13I. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


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




      13J. Governing Law. The internal law, but not the law of conflicts, of the Commonwealth of Massachusetts will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

      13K. Specific Performance. Each of WSC and ABRY recognizes and agrees that a breach by it of any of its covenants and agreements in this Agreement could cause irreparable harm to DTN, that DTN's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against the breaching Person in addition to any other rights and remedies that may be available to DTN under applicable law. If the agreement set forth in Section 6E is more restrictive than permitted by the applicable laws of the jurisdiction in which DTN or the Merger Sub seeks enforcement thereof, Section 6E shall be limited to the extent required to permit enforcement under such applicable laws.

                                    * * * * *

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                                    - 342 -

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                          WSC:
                          ----

                          WEATHER SERVICES CORPORATION


                          By:/s/ Robert MacInnis

                          Its:Treasurer


                          DTN:
                          ----

                          DATA TRANSMISSION NETWORK CORPORATION


                          By:/s/ Joseph M. Urzendowski

                          Its: Vice President Operations


                          ABRY:
                          -----

                          ABRY BROADCAST PARTNERS II, L.P.
                          By ABRY Capital, L.P.
                          Its General Partner

                          By: ABRY Holdings, Inc.
                          Its General Partner

                          By:/s/ Peggy Koenig

                          Its:






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                                    - 343 -

                                    APPENDIX

      "ABRY" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "Accounts Receivable" shall have the meaning set forth in Section 3I.

      "Affiliate" of any Person means any other Person which is controlled by, controls, or is under common control with, such first Person.

      "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "Bank Loan Agreement" shall have the meaning set forth in the definition of the term "Loan Agreements."

      "Benefit Plan" shall have the meaning set forth in Section 3S(i).

      "Closing" shall have the meaning set forth in Section 2C.

      "Closing Date" shall have the meaning set forth in Section 3C.

      "Code" shall have the meaning set forth in Section 3M.

      "Commencement Time" shall have the meaning set forth in Section 10C(1).

      "Damages" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other gents or representatives of such Person (with such amounts to be determined net of any resulting Tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance or third party indemnification), but specifically excluding (i) except as otherwise provided in this Agreement, any costs incurred by or allocated to Indemnified Parties with respect to time spent by employees of the Indemnified Parties or any of its Affiliates and (ii) any lost profits or opportunity costs or exemplary or punitive damages (except to the extent assessed in connection with a third-party claim with respect to which the Person against which such damages are assessed is entitled to indemnification hereunder).

      "DTN" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "DTN Warrant" shall have the meaning set forth in Section 2A.


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                                    - 344 -

      "Effective Time" means the time of the filing of the Articles of Merger described in Section 1C.

      "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, process ing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

      "ERISA" shall have the meaning set forth in Section 3S(i).

      "GAAP" shall have the meaning set forth in Section 3H.

      "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

      "Indemnified Parties" shall have the meaning set forth in 12F(1).

      "Intellectual Property" shall mean all United States and foreign patents, patent applications, registered and unregistered Marks (as hereinafter defined) and all applications for registration thereof, registered and unregistered copyrights and all applications for registration thereof, industrial designs and industrial design applications, computer software programs, data bases, inventions, trade secrets, proprietary know-how, invention disclosures, ideas, formulae, ingredient compositions, recipes, manufacturing and production processes and techniques, technical data, standards, specifications, plans, proposals, financial business and marketing plans, customer and supplier lists and proprietary information of any type, whether or not written.



                                       34

      "Latest Balance Sheet" shall have the meaning set forth in Section 3H(ii).

      "Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement of any kind or nature whatsoever (includ ing any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

      "Loan Agreements" shall mean (i) the Credit Agreement by and among WSC and BankBoston, N.A., dated as of August 8, 1997, as amended (the "Bank Loan Agreement"), and the Master Lease Agreement and Master Lease Finance Agreement by and among WSC and BankBoston Leasing, Inc., dated as of July 22, 1997, as amended, (ii) the Convertible Promissory Notes issued by WSC to ABRY on September 29, 1997, October 30, 1997, November 26, 1997, October 15, 1998 but effective as of January 14, 1998 and on October 15, but effective as of January 29, 1998, (iii) the Credit Agreement by and among WSC and ABRY, dated as of October 15, 1998 but effective as of January 29, 1998, and (iv) the Promissory Note, dated as of August 13, 1997, issued by WSC to Elizabeth Ann Wallace and David A. Wallace, trustees of the John E. Wallace Non-Exempt Marital Trust, dated October 19, 1972.

      "Management Agreement" shall mean the Management and Consulting Services Agreement dated as of January 22, 1997 between ABRY Partners, Inc. and WSC.

      "Material Adverse Effect" shall mean a material adverse effect on the general business affairs, financial condition or results of operations of the WSC Business other than as a result of seasonal variations.

      "Merger" shall have the meaning set forth in Section 1B.

      "Merger Consideration" shall have the meaning set forth in Section 2A(1).

      "Merger Sub" shall have the meaning set forth in

      "Old WSC Certificates" shall have the meaning set forth in Section 1H.

      "Permitted Encumbrance" means (i) Liens arising by operation of law and securing the payment of Taxes which are not yet due and payable, (ii) with respect to any property leased by WSC, the interest of the lessor in such property and (iii) easements, rights-of-way, reservations of rights, conditions or covenants, zoning, building or similar restrictions or other non-monetary Liens or defects that do not, individually or in the aggregate, materially interfere with the WSC Business as presently conducted.

      A "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated association or government or department thereof.

      "Pre-Commencement Taxes" shall have the meaning set forth in Section 12F(1)(a).


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                                    - 346 -

      "Post-Merger WSC" shall have the meaning set forth in Section 1B.

      "Receivables Threshold Amount" shall have the meaning set forth in Section 12F(1)(a).

      "Required  Intellectual  Property"  shall  have the  meaning  set forth in
Section 3O(i).

      With respect to any Person, a "Subsidiary" means any corporation, partnership, limited liability company, association or other business entity of which, at the time of such reference, (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or a majority economic interest, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons will be allocated a majority of partnership, company, association or other business entity gains or losses or will be or control the managing director or general partner of such partnership, company, association or other business entity.

      "Taxes" means all Taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state provincial, local, foreign and other income, capital (including large corporations), franchise, profits, capital gains, capital stock, transfer, sales, use, goods and services and other value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding, estimated and other Taxes of any kind whatsoever, and deficiency assessments, as well as all additions to Tax, penalties and interest imposed with respect to the foregoing.

      "Tax Return" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

      "Threshold Amount" shall have the meaning set forth in 12F.

      "WSC Business" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "WSC Closing Documents" means all agreements, certificates, instruments and other documents required by this Agreement to be executed and delivered by WSC or the WSC Stockholders, as the case may be, at or before the Closing.


                                       36

      "WSC Right" means any security or right issued by WSC which is not a WSC Share, which is outstanding immediately prior to the Effective Time and which is directly or indirectly convertible into or exercisable or exchangeable for any capital stock of WSC at such time.

      "WSC Share Equivalent" means any WSC Right or WSC Share.

      "WSC Share" means any share of capital stock of WSC which is outstanding immediately prior to the Effective Time.

      "WSC Stockholders" means any Person who owns beneficially or of record WSC Rights or WSC Shares.

                                       37
                                    - 348 -